UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2005

ULTIMATE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22532	84-0585211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado 80260

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (303) 412-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 14, 2005, Ultimate Electronics, Inc. (the “Company”) entered into a Debtor in Possession Loan and Security Agreement (the “New Loan Agreement”) with Wells Fargo Retail Finance, LLC (“Wells Fargo”) and Mark Wattles Enterprises, LLC (“Wattles”), as described below in Item 2.03 of this Current Report on Form 8-K and incorporated herein by reference.  A copy of the New Loan Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.  A description of the relationship between Wattles and the Company is set forth in Item 1.01 of the Form 8-K of the Company filed with the Securities and Exchange Commission on January 18, 2005 and incorporated herein by reference.

Item 1.02   Termination of a Material Definitive Agreement.

On January 14, 2005, in connection with the New Loan Agreement discussed below in Item 2.03, the Company terminated its Fourth Amended and Restated Loan and Security Agreement (the “Old Loan Agreement”), with a syndicate of banks led by Wells Fargo. The Old Loan Agreement included up to $100.0 million of revolving credit borrowings, subject to borrowing base limitations, and a $13.0 million secured term loan obtained from a group of lenders led by Back Bay Capital Funding LLC.  The Old Loan Agreement was set to expire in April 2008.  The Company used a portion of the proceeds from the New Loan Agreement and paid approximately $68.5 million to pay off the Old Loan Agreement, including accrued interest and fees, and approximately $0.9 million in early termination fees and expenses.

Borrowings under the Old Loan Agreement were secured by a mortgage on the Company’s Thornton, Colorado, facility and by the Company’s inventories, bank accounts, accounts receivable, equipment, intangibles, negotiable instruments, investment property, intellectual property and equity interests in its subsidiaries.

Amounts borrowed under the Old Loan Agreement accrued interest, payable monthly, based on a blend of (i) LIBOR plus 1.75% to 2.25% and (ii) Wells Fargo’s prime rate plus 0.0% to 0.5%. In addition, the Company paid a 0.25% unused line fee and a 1.5% fee on outstanding letters of credit.

The Old Loan Agreement included negative covenants that placed restrictions on the Company’s ability to: incur additional indebtedness; create liens or other encumbrances on the Company’s and its subsidiaries’ assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; declare dividends; cause or permit a change of control; merge or consolidate with another entity; make negative pledges; and change the Company’s business materially. The Old Loan Agreement also contained financial covenants regarding maximum capital expenditures and minimum EBITDA, as defined therein.

A more detailed description of the Old Loan Agreement is included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2004 filed with the Securities and Exchange Commission.

Item 2.03.  Creation of a Direct Financial Obligation

On January 14, 2005, the Company and its subsidiaries (the “Borrowers”) entered into the New Loan Agreement with Wells Fargo and Wattles (combined, the “Lenders”).  The New Loan Agreement is for a total amount of up to $118.5 million, consisting of up to $100.0 million under a revolving credit facility (the “New Revolving Credit Facility”) of which a portion is available for the issuance of letters of credit and a $13.0 million Tranche B term loan (the “New Tranche B Loan”), both with Wells Fargo as lender, and a $5.5 million Tranche C term loan (the “New Tranche C Loan”), with Wattles as lender, (any borrowing under the New Loan Agreement, a “Borrowing”).  The New Loan Agreement expires on the earlier of (i) July 14, 2006, (ii) the effective date of a reorganization plan under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) that has been confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), or (iii) the effective date of a sale of substantially all of the Company’s assets or business under the Bankruptcy Code as is authorized by the Bankruptcy Court.

The Lenders have indicated their willingness to agree to lend such amounts pursuant to Sections 364(c)(1), (2), (3) and Section 364(d) of the Bankruptcy Code so long as such post-petition credit obligations are secured by liens on all of the assets, property and interests, real and personal, tangible and intangible, of the Company and its subsidiaries, whether now owned or leased or hereafter acquired or leased and given superpriority status as provided in the interim order and the final order of the Bankruptcy Court.

Borrowings under the New Revolving Credit Facility bear interest, payable monthly, based on a blend of Wells Fargo’s prime rate or LIBOR plus 2%, depending on elections available to the Company.  The letters of credit also carry a fee of 1.5% per annum, payable monthly, on the undrawn amount of all outstanding letters of credit.  An unused line fee of 0.25% per annum is charged on any unused Borrowings under the New Revolving Credit Facility.  Borrowings under the New Tranche B Loan bear interest, payable monthly, at Wells Fargo’s prime rate plus 6%.  Borrowings under the New Tranche C Loan bear interest at a rate of 20% per annum, payable in kind.  The Company paid approximately $1.3 million in commitment fees and related expenses associated with the New Loan Agreement.

Borrowings under the New Revolving Credit Facility are limited, as further defined in the New Loan Agreement, to the lesser of:  (1) the total commitments of the revolving lenders less the amount of outstanding letters of credit under the New Loan Agreement (the “Issued L/C Amount”), (2) the amount approved by order of the Bankruptcy Court, (3) the aggregate of (a) the lesser of: 85% of the net retail liquidation value of eligible inventory, or 75% of the cost of eligible inventory; plus (b) the lesser of: 60% of the appraised fair market value of the Company’s Thornton, Colorado facility, or approximately $10.4 million; plus (c) 85% of eligible credit card receivables; minus (d) the aggregate of such reserves against availability as may be established by the agent; minus (e) a carve out reserve of up to $2.0 million less the Issued L/C Amount and (4) the aggregate of (a) the lesser of 97% of the net retail liquidation value of eligible inventory, or 80% of the cost of eligible inventory; plus (b) the lesser of: 60% of the appraised fair market value of the Company’s Thornton, Colorado facility, or approximately $10.4 million; plus (c) 85% of eligible credit card receivables; minus (d) the aggregate principal amount outstanding under the New Tranche B Loan as of the date of determination; minus (e) the aggregate of such reserves against availability as may be established by the agent in connection with the New Revolving Credit Facility; minus (f) a carve out reserve of up to $2.0 million less the Issued L/C Amount.

The Company may not prepay the New Tranche B Loan or the New Tranche C Loan without first prepaying the New Revolving Credit Facility in full and the Company may not prepay the New Tranche C Loan without first prepaying the New Tranche B Loan.

The New Loan Agreement includes negative covenants that place restrictions on the Borrowers’ ability to:  incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; declare dividends; cause or permit a change of control; merge or consolidate with another entity; prepay or change the terms of any other indebtedness; change its method of accounting and record keeping; make negative pledges; and change the its business materially.  The New Loan Agreement also includes financial covenants, that state that the Borrowers can not permit the following: (a) sales receipts, tested monthly (beginning on April 30, 2005) to be less than 85% of the amounts set forth in projections that the Company delivered to the Lenders as part of the New Loan Agreement (the “Budget”); (b)  aggregate disbursements, tested monthly, to be more than 120% of the amounts set forth in the Budget; (c) inventory categories at cost to be less than 90%, but not greater than 110% of the amount stated in the Budget, (d) the actual gross margin for any fiscal month to be more than 3% less than the gross margin percentage set forth in the Budget for that month and (e) each category of inventory received by the Company and its subsidiary’s, tested monthly, to be less than 85% of the amount set forth in the Budget.

Outstanding amounts under the New Loan Agreement may be accelerated by notice from a majority of the Lenders upon the occurrence and continuance of certain events of default including: payment defaults, breach of covenants beyond applicable grace periods, breach of representations and warranties, failure of the Borrowers to comply with orders of the Bankruptcy Court, inability of the Borrowers to pay post-petition indebtedness or Mark J. Wattles ceases to be employed as the Chairman of the Board or Chief Restructuring Officer of the Borrowers.

As of January 14, 2005, the Company has an outstanding balance of $48.2 million under the New Revolving Credit Facility, $13.0 million outstanding under the New Tranche B Loan and $5.5 million outstanding under the New Tranche C Loan.  The Company had $1.8 million of undrawn letters of credit at January 14, 2005.

A copy of the New Loan Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.  The foregoing summary of the material terms of the New Loan Agreement is qualified in its entirety by reference to the New Loan Agreement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits.

Exhibit No.	Description of Exhibit
10.1

Debtor in Possession Loan and Security Agreement by and among Ultimate Electronics, Inc. and each of its Subsidiaries that are signatories thereto, Wells Fargo Retail Finance, LLC and Mark Wattles Enterprises, LLC, dated January 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC.

Date: January 21, 2005
	By:	/s/ DAVID A. CARTER
David A. Carter Senior Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1

Debtor in Possession Loan and Security Agreement by and among Ultimate Electronics, Inc. and each of its Subsidiaries that are signatories thereto, Wells Fargo Retail Finance, LLC and Mark Wattles Enterprises, LLC, dated January 14, 2005.